ICM SERIES TRUST
                        ICM/ISABELLE SMALL-CAP VALUE FUND


                                 CODE OF ETHICS

                           EFFECTIVE FEBRUARY 8, 2000
                        AS AMENDED NOVEMBER 20, 2001 AND
                                  MAY 20, 2004


I.       Legal Requirement.

         Rule 17j-l under the Investment Company Act of 1940, as amended, (the "1940 Act") makes it unlawful for any officer or director of a Fund (as well as other persons), in connection with the purchase or sale by such person of a security held or to be acquired by a Fund:

         (a) To employ any device, scheme, or artifice to defraud the Fund;

         (b) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (c) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

         (d) To engage in any manipulative practice with respect to the Fund.

         A security is "held or to be acquired" if within the most recent 15 days it has (i) been held by a Fund, or (ii) is being or has been considered by the Fund or its investment adviser for purchase by a Fund. A purchase or sale includes the writing of an option to purchase or sell.

II.      Definitions.

         (a) "Trust" means ICM Series Trust.

         (b) "Fund" means each of the funds, series or portfolios that comprise ICM Series Trust, including, but not limited to, ICM/Isabelle Small-cap Value Fund.

         (c) "Access Person" means any manager, director, executive officer, general partner, trustee, or Advisory Person of the Trust, the Fund or the Fund's investment advisor.

         (d) "Advisory Person" means (i) any employee or agent of the Trust, the Fund or the Fund's investment advisor (or of any Company in a Control Relationship with the Trust, the Fund or the Fund's investment advisor), who, in connection with his or her regular functions or duties,

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makes, participates in, or obtains information regarding the purchase or sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, including without limitation, employees who execute trades and otherwise place and process orders for the purchase or sale of a Security by the Fund, and research analysts who investigate potential investments for the Fund; but excluding, marketing and investor relations personnel, financial, compliance, accounting and operational personnel, and all clerical, secretarial or solely administrative personnel; and
(ii) any natural person in a Control Relationship to the Trust, the Fund or the Fund's investment advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Security.

         (e) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated, and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (f) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

         (g) "Company" means a corporation, partnership, an association, a joint stock company, a trust, a limited liability company, a limited liability partnership, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee or similar official or any liquidating agent for any of the foregoing, in his capacity as such.

         (h) "Compliance Officer" shall mean any individual designated and appointed as such by the appropriate officers of the Fund or the Fund's investment advisor. The Fund and its investment advisor have designated Gary S. Saks to serve as Compliance Officer until his successor is duly appointed. Warren Isabelle has been designated as Alternate Compliance Officer in the event Mr. Saks is unavailable.

         (i) "Control Relationship" means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a Company shall be presumed to control such Company. Any person who does not so own more than 25 per centum of the voting securities of any Company shall be presumed not to control such Company

         (j) "Disinterested trustee" means a trustee of the Trust who is not an "interested person" of the Trust, the Fund or the Fund's investment adviser or principal underwriter within the meaning of Section 2(a)(19) of the 1940 Act.

         (k) "Initial Public Offering" means an offering of securities registered under Securities Act of 1933, as amended (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 of Section 15(d) of the

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Securities Exchange Act.

         (l) "Limited Offering" means a private placement or other offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or
Section 4(6) or pursuant or Rule 504, Rule 505 or Rule 506 under the Securities Act.

         (m) "Purchase or sale of a Security" includes, inter alia, the writing of an option to purchase and sell a Security.

         (n) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940, as amended (the "1940 Act"), except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, shares of unaffiliated registered open-end investment companies, or shares of all money market mutual funds.


III. Exempted Transactions.

         The prohibitions of Section IV of this Code shall not apply to:

         (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         (b) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

         (c) Purchases which are part of an automatic dividend reinvestment plan.

         (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

IV. Prohibited Purchases and Sales.

         (a) No Access Person, or any member of such person's immediate family, shall knowingly purchase or sell, directly or indirectly, any Security that, at the same time, is "being considered for purchase or sale" by the Fund, or is the subject of an outstanding purchase or sale order by the Fund, unless such purchase or sale is effected later than the third business day after the Fund has completed all of its intended trades in said Security.

         (b) No Access Person, or any member of such person's immediate family, shall purchase or sell any Security within three (3) business days before or after the purchase or sale of that Security by the Fund.

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         (c) No Access  Person  shall  engage in any act,  practice or course of conduct that would violate the provisions of Rule 17j-l as set forth in Section I above.

         (d) No Access Person, other than a disinterested trustee, shall redeem shares of any affiliated registered open-end investment company, other than a money market mutual fund, within thirty (30) days of the purchase of a share in that fund. The provisions of this Section IV(d) shall not apply with respect to Automatic Trades, as defined below.


V. Reporting.

       (a) All transactions ("Personal Securities Trades") by Advisory Persons (including without limitation all prospective purchases of securities in an Initial Public Offering or private placement or Limited Offering) shall be pre-cleared, in writing, by the Compliance Officer. In addition, all Advisory Persons must have copies of all trade confirmations and monthly statements sent directly to the Compliance Officer.

Pre-clearance for Personal Securities Trades by Advisory Persons shall be obtained by completing, signing and submitting to the Compliance Officer a Securities Transaction Preclearance Request Form (a copy of which is attached to this Code of Ethics) and obtaining the signature of the Compliance Officer. All pre-cleared Personal Securities Trades must take place on the same day that the clearance is obtained. If the transaction is not completed on the date of clearance, a new clearance must be obtained, including one for any uncompleted portion. Post-approval is NOT PERMITTED under this Code of Ethics. If it is determined that a trade was completed before approval was obtained, it will be considered a violation of this Code of Ethics.

       (b) Every ACCESS PERSON must comply with the reporting requirements of this Section, unless they are otherwise required to report to a review officer under a Code of Ethics that has been adopted by the investment advisor or distributor to the Fund and approved by the Board of Trustees. Every Access Person, including Advisory Persons, within 10 days of becoming an Access Person, shall provide the Compliance Officer with an INITIAL HOLDINGS REPORT* listing
(i) the title, number of shares and principal amount of all Securities directly or indirectly beneficially owned by the Access Person as of the date when he/she became and Access Person; (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date he/she became and Access Person; and (iii) the date that the report is submitted by the Access Person. Thereafter, every Access Person shall provide the Compliance Officer with QUARTERLY AND ANNUAL HOLDINGS REPORTS*, as follows :

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* An Access Person may satisfy the quarterly report obligations  imposed in this
Code by submitting such Access Person's brokerage trade confirmations or brokerage securities account statements PROVIDED THAT such trade confirmations or securities account statements contain all of the information required by and are submitted within the time period proscribed in this Code with respect to such reporting obligation.

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              (1) No  later  than 10  days  following  the end of each  calendar quarter, each Access Person shall submit a currently dated report containing:

                   (a) The date and nature of each Personal Securities Trade effected during the preceding quarter (purchase, sale or any other type of acquisition or disposition);

                   (b) The title, CUSIP number (if any), the interest rate and maturity date (if applicable), number of shares and principal amount of each Security and the price at which the transaction was effected; and

                   (c) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                   (d) The name of any broker, dealer or bank with whom the Access Person established an account in which any Securities were held during the preceding quarter for the direct or indirect benefit of the Access Person, and the date on which such account was established.

              (2) No later than 30 days following the end of each calendar year, each Access Person shall submit (in addition to his/her quarterly report), a report containing: (a) the title, number of shares and principal amount of all Securities directly or indirectly beneficially owned by the Access Person as of the end of the calendar year; (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the end of the calendar year; and (c) the date that the report is submitted by the Access Person.

         (c) A disinterested trustee of the Trust who would be required to make a report solely by reason of being a trustee of the Fund need not file an initial or any annual report, and must only report a transaction in a Security if such trustee, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that, during the 15 day period immediately preceding the date of the transaction by the trustee, such security was purchased or sold by the Fund or was being considered for purchase by its investment adviser.

         (d) Any report submitted pursuant hereto may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

         (e) At each meeting of the Board of Trustees, the Compliance Officer and investment advisor to the Fund shall present a joint written report to the Board that describes any issues arising under this Code since the last report to the Trustees , including but not limited to information about material violations of the Code or procedures or sanctions imposed in response to material violations. Each such report shall contain a certification by the Compliance Officer and the investment advisor that procedures have been adopted to prevent Access Persons from violating the

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Code.

         (f) The provisions of this Section V shall not apply to transactions involving Securities that occur automatically following the instruction and in accordance with standing instructions ("Automatic Trades"), such as dividend or distribution reinvestments, paycheck contributions, and periodic or automatic withdrawal programs.

VI. Sanctions.

         Upon discovering a violation of this Code, the Board of Trustees of the Trust may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure, suspension, or termination of the employment of the violator, and/or a disgorging of any profits made by the violator.

VII. Certification.

         Each individual covered by this Code of Ethics shall: (a) receive a copy of this Code of Ethics at the time of his/her appointment, employment or other engagement, (b) certify in writing that he/she has read and understood the Code of Ethics; and (c) retain a copy at all times. Any questions regarding this Code of Ethics should be referred to the Compliance Officer.

VIII     Amendments

         This Code may be amended from time to time solely upon written consent of the investment advisor to the Fund for the purpose of correcting ambiguities, inconsistencies or incompleteness in the Code or the implementation thereof and to conform the Code to federal or state tax, legal, securities or other requirements or regulations, including amendments necessary to preserve the Trust's registration under the 1940 Act; PROVIDED, HOWEVER, that the Board of Trustees of the Fund, including a majority of the trustees who are not interested persons must approve any material changes to this Code no later than six (6) months after the adoption of such change by the investment advisor.

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IX       Approval

         The undersigned, being all of the Trustees of the Trust and each Fund, and having determined that the foregoing Code contains provisions reasonably necessary to prevent any manager, director, executive officer, general partner, trustee, or Advisory Person of the Trust, the Fund or the Fund's investment advisor from engaging in conduct prohibited by paragraph (j) of Rule 17j-1 of the 1940 Act.


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                  Trustee                                             Trustee


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                  Trustee                                             Trustee


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                  Trustee                                             Trustee



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